NON-QUALIFIED EXECUTIVE SUPPLEMENTAL RETIREMENT INCOME
                         DEFERRED COMPENSATION AGREEMENT


     THIS AGREEMENT, entered into this 14th day of December 1983, in the City of Bayonne, State of New Jersey, by and between First Savings and Loan Association of Bayonne, a Corporation organized and existing under the laws of the State of New Jersey, and having its principal place of business in the City of Bayonne, State of New Jersey, hereinafter referred to as the "Corporation", and _________ of _______, New Jersey, hereinafter referred to as the Employee,"

     WITNESSETH:

     WHEREAS, the Corporation is engaged in the savings and loan business; and,

     WHEREAS, an employment relationship has existed between the parties hereto since January 3, 1956, to the mutual benefit of both parties; and

     WHEREAS, the parties wish to continue this relationship and to provide for certain contingencies; and

     WHEREAS, the Employee is considered a highly compensated Employee or member of a select management group of the Corporation;

     NOW, THEREFORE, in consideration of the premises and of the covenants and agreements hereinafter set forth, and for other good and valuable consideration, receipt of which is hereby acknowledged, the Corporation and the Employee covenant and agree as follows:

COMPENSATION TO EMPLOYEE IF RETIRED, DECEASED OR DISABLED

     1.1 Compensation Following Termination of Employment: The Corporation agrees, if the Employee shall have been continuously employed by the Corporation from the date of this Agreement to his normal retirement date, and his active employment by the Corporation shall terminate due to retirement, to pay to the Employee beginning on a date to be determined by the Corporation but within three calendar months of his normal retirement date, an amount sufficient to restore in entirety, the benefits originally intended to be provided under the Basic Pension Plan, without restrictions. The benefits will be paid in equal monthly payments for the lifetime of the Employee but with not less than 120 monthly payments being paid on his behalf to his estate or designated beneficiary.

      1.2 Death Prior to Termination of Employment. The Corporation agrees, if the Employee should die while continuously employed by the Corporation but prior to his normal retirement date, to pay to such beneficiary or beneficiaries as he may designate in paragraph 4.1, if living, otherwise to the Employee's estate, the sum equal to one hundred times the monthly benefit as calculated in accordance with paragraph 1.1 above.


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     1.3 Death of Employee Following Termination of Employment. In the event that the Employee should die after the payments provided for in Paragraph 1.1 have commenced but before a total of 120 monthly payments shall have been made to the Employee, monthly payments shall be continued to such beneficiary or beneficiaries as the Employee may designate in accordance with Paragraph 4.1, if living, otherwise to the Employee's estate, in the same amount as he was receiving under this Agreement prior to his death, and such monthly payments shall continue until such time as a total of 120 monthly payments shall have been made in the aggregate to the Employee and to his designated beneficiary or beneficiaries and/or to their estates. If the last remaining designated beneficiary should survive the Employee but should die thereafter while receiving payments, any monthly payments remaining unpaid at that time shall be paid to the estate of such designated beneficiary at such times and in such manner as if the designated beneficiary were living.

CONDITIONS FOR PAYMENT

     2.1 Continuous Employment. Payment of benefits to Employee or his designated beneficiary under this Agreement are conditioned upon the continuous Employment of the Employee by the Corporation (including periods of disability and authorized leaves of absence as defined in paragraph 8.1 of this Agreement), from the date of this Agreement to his date of retirement or his death, whichever is the sooner, and upon the Employee's compliance with the terms of this Agreement.

     2.2 Covenant Not to Compete. The Employee agrees that during his employment with the Corporation, after his retirement from the Corporation he will not directly, or indirectly enter into, or in any manner take part in, any business, profession or other endeavor, either as an employee, agent, independent contractor, owner or otherwise, which in the opinion of the Corporation shall be in competition with the business of the Corporation, which opinion of the Corporation shall be final and conclusive for the purpose hereof. The Employee agrees that if he shall fail to observe any of the covenants herein and shall continue to breach any covenant herein contained for a period of thirty (30) days after the Corporation shall have notified him in writing at this home address that the Corporation had decided that such business is in competition with the Corporation; then, any of the provisions hereof to the contrary notwithstanding, the Employee agrees that no further payments shall be due or payable by the Corporation hereunder, either to the Employee, his designated beneficiary or beneficiaries, or to their estates, and that the Corporation shall have no further liability hereunder. Provided, however, that the Employee may engage in such employment if he obtains prior written consent of the Corporation to do so.

     2.3 Consultation. The Employee agrees that he will render such reasonable business consulting and advisory services as the Corporation's board of directors may call upon him to provide, and as his health may permit for a period from his retirement to his death, or until prior disability. Such services shall not require the Employee to be active in the Corporation's day-to-day activities, and Employee shall perform such services as an independent contractor. In addition, Employee shall be compensated for such services in an amount to be then agreed upon, and shall be reimbursed for all expenses incurred in performing such services.

TERMINATION OF EMPLOYMENT:  VESTING

     3.1 Vesting Schedule. Notwithstanding any other provisions in this Agreement, if the Employee is terminated prior to his normal retirement date for any reason other than death or disability, he shall forfeit all rights to whatever benefits provided in any Paragraph of this Agreement, and, in lieu thereof, the Corporation agrees to pay to the Employee in a lump sum, or as may be mutually agreed upon by the parties, the amount shown for the year of termination in the following schedule:

      Full Years From Date of Agreement
         to Severance of Employment       The Amount Shall Be
      ---------------------------------   -------------------

            1 year but less than 2               20%
            2 years but less than 3              40%
            3 years but less than 4              60%
            4 years but less than 5              80%
            5 years                             100%


     If the employee should die before all the above agreed-upon benefits are paid, the remaining benefits shall be payable to such individual or individuals as the Employee shall have designated in accordance with Paragraph 4.1, or, in the absence of such designation, to the estate of the Employee, until the remaining benefits have been paid under the terms agreed upon.

     3.2 Commencement of Payments. The payment of any amount coming due under this Paragraph shall be made or shall begin on that anniversary date of this Agreement immediately following the date of termination, and such payment or payments shall be in final settlement of all obligations of the Corporation which shall exist under this Agreement.

     3.3 Termination for Cause. Notwithstanding any other provisions in this Agreement, if the Employee is discharged by the Corporation for cause, all benefits payable under this Agreement shall be forfeited. "Cause" as defined in this Agreement shall mean (a) incompetence, (b) insubordination, (c) conviction or a plea of nolo contrende in a felony case, or (d) drug addiction.

BENEFICIARIES

     4.1 Beneficiary Designation. The Employee by written notice to the Corporation during his lifetime signed by him and witnessed by at least two persons, in the form attached as Exhibit A, may designate one or more persons or entities (including a trust or trusts) to receive as beneficiaries his contingent compensation, or any balance thereof, and any other compensation payable to him under this Agreement, in the event of his death prior to full payment thereof, and if he shall designate more than one, the proportion in which each is to receive such payments. He may also designate the person or persons who shall succeed to the rights of the person or persons originally designated in case the latter should die while payments remain due under this Agreement. He may from time to time change any designation so made and the last written notice received by the Corporation before his death shall be controlling.

     4.2 Simultaneous Death. If any beneficiary designated under the provisions of this Agreement should die simultaneously with the Employee or within the twenty-four hour period immediately following the death of the Employee, all benefits payable under this Agreement shall be paid as if such beneficiary had died prior to the Employee.

NAMED FIDUCIARY AND CLAIMS PROCEDURE

     5.1 Name of Fiduciary. The Named Fiduciary of the plan and for purposes of the claims procedure under this Agreement is President of the Corporation. The business address and telephone number of the Named Fiduciary under this Agreement is: 568 Broadway, Bayonne, NJ 07002, (201) 437-1000. The Corporation shall have the right to change the Named Fiduciary of this Agreement. The Corporation shall also have the right to change the address and telephone number of the Named Fiduciary, but the Corporation shall give the Employee written notice of any change of the Named Fiduciary, or any change in the address and telephone number of the Named Fiduciary.

     5.2 Request for Benefits. Benefits shall be paid in accordance with the provisions of this Agreement. The Employee, or a designated beneficiary, or any other person claiming through the Employee (hereinafter collectively referred to as the "Claimant") shall make a written request for the benefits provided under this Agreement. This written claim shall be mailed or delivered to the Named Fiduciary.

     5.3 Denial of Claims. The Named Fiduciary shall within a reasonable time period, but in no event more than 90 days after the receipt of the claim by the Named Fiduciary, provide a written notice to every Claimant who is either partially or wholly denied a claim for benefits under this Agreement. The notice shall set forth in a manner calculated to be understood by the Claimant, the specific reasons for the denial; the specific reference to pertinent provisions of this Agreement on which the denial is based; a description of any additional material or information necessary for the Claimant to perfect the claim and an explanation of why such material or information is necessary; and appropriate information and explanation of the claims procedure under this Agreement to permit the Claimant to submit his claim for review.

FUNDING

     6.1 The Corporation's obligation under this Agreement shall be an unfunded and unsecured promise to pay. The Corporation shall not be obligated under any circumstances to fund its obligations under this Agreement but the Corporation may, at its sole and exclusive option, elect to fund this Agreement in whole or part. If the Corporation shall elect to fund this Agreement informally, in whole or in part, the manner of such informal funding, and the continuance or discontinuance of such informal funding shall be the sole and exclusive decision of the Corporation. If the Corporation shall determine to informally fund this

Agreement, in whole or in part, by procuring life insurance for its own benefit on the life of the Employee, the form of such insurance and the amounts shall be the sole and exclusive decision of the Corporation. Employee hereby agrees to submit to medical examinations, supply such information and execute such documents as may be required by the insurance company or companies to whom the Corporation may have applied for such insurance if the Corporation shall determine to informally fund this Agreement with life insurance. If said policies are obtained, they shall be the sole property of the Corporation, which shall be the owner and beneficiary of any such policies, and said policies will in no way be deemed security to the Employee under this Agreement, but shall remain a general corporate asset.

ACCELERATION OF BENEFIT PAYMENTS.

     7.1 The Corporation reserves the right to accelerate the payment of any benefits payable under this Agreement without the consent of the Employee, his estate, his designated beneficiaries or any other person claiming through the Employee, provided that the accelerated payment will be in such amounts and for such periods as will be the equivalent of the monthly payments that would otherwise have been payable.

LEAVE OF ABSENCE

     8.1 For the purpose of determining the period of an Employee's continuous employment within the meaning of the Agreement, an Employee's employment shall not be deemed to have been interrupted by any periods of temporary absence taken with the advance approval of the Corporation, during which the Employee worked for no other employer; nor by any period of absence during service in the Armed Forces of the United States of America, if the Employee shall return to his employment at the time and under the circumstances required to give him re-employment rights under any Federal or State Law. In the event the Employee shall not return to the service of the Corporation within the specified period, he shall be deemed to have terminated his employment when he originally left the service of the Corporation.

BIRTHDATE

     9.1 All benefits payable under this Agreement are based upon_____, 19__ as the date of birth of the employee. If the actual date of birth is different, equitable adjustment shall be made in the benefits payable hereunder.

NON-TRANSFERABILITY OF BENEFITS

     10.1 This Agreement shall be binding upon the parties hereto, their heirs, executors, administrators, successors, and assigns. However, no person entitled to any payments under this Agreement shall have any right to commute, encumber, pledge, borrow on or dispose of the right to receive such payments, and except to the extent that this provision may be contrary to law, no assignment, pledge, collateralization, or attachment of any of the benefits under this Agreement shall be valid or recognized by the Corporation.

CONSTRUCTION OF AGREEMENT

     11.1 Corporate Merger or Termination. The Corporation agrees that it will not merge or consolidate with any other corporation or organization, or permit its business activities to be taken over by any other organization, unless and until the succeeding or continuing corporation or other organization shall expressly assume the rights and obligations of the Corporation herein set forth. The Corporation further agrees that it will not cease its business activities or terminate its existence, other than as heretofore set forth in this Paragraph, without having made adequate provision for the fulfilling of its obligations hereunder. In the event of any default with respect to the provisions of this Paragraph, the Employee (or other obligee or obligees) shall have a continuing lien on all corporate assets, including already transferred assets, until such default be corrected.

     11.2 Employee Security. With the exception of the circumstances enumerated in Paragraph 11.1 above, the rights of the Employee, this designated beneficiary or beneficiaries or their estates under this Agreement shall be solely those of an unsecured creditor of the Corporation and they shall have only the rights to receive from the Corporation those benefits as specified under this Agreement. Nothing contained in this Agreement and no action taken pursuant to the provisions of this Agreement shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Corporation and the Employee, or any other person. Any funds which may be invested under the provisions of this Agreement shall continue for all purposes to be a part of the general funds of the Corporation and no person other than the Corporation shall by virtue of the provisions of the Agreement have any interest in such funds.

     11.3 Computation of Benefits. Any deferred compensation benefits under this Agreement shall not be deemed salary or other compensation to the Employee for the purpose of computing benefits to which he may be entitled under any pension plan or other arrangement of the Corporation for the benefit of its Employees.

     11.4 Independence of Benefits. The benefits payable under this Agreement shall be independent of, and in addition to, any other benefits or compensation, whether by salary, or bonus or otherwise, payable under any Employment agreements that now exist or may hereafter exist from time to time between the Corporation and the Employee. This Agreement between the Corporation and the Employee does not involve a reduction in salary or foregoing of an increase in future salary by the Employee, nor does the Agreement in any way affect or reduce the existing and future compensation and other benefits of the Employee.

     11.5 Scope of Agreement: Not a Contract of Employment. this Agreement shall not be deemed to constitute a contract of employment between the parties hereto, nor shall any provisions hereof restrict the right of the Corporation to discharge the Employee for cause as defined in Paragraph 3.3, or for any other reason; nor does it restrict the right of the Employee to terminate his employment.

     11.6 State law governing Agreement. The Law of the State of New Jersey shall govern this Agreement.

     11.7 Interpretation of Agreement. Where appropriate in this Agreement, words used in the singular shall include the plural and words used in the masculine shall include the feminine.

REVOCATION AND AMENDMENT

     12.1 This Agreement may be revoked or be amended in whole or in part by writing signed by both of the parties hereto.

EXECUTION OF AGREEMENT

     13.1 This Agreement shall be executed in duplicate, each copy of which when so executed and delivered, shall be an original; but both copies shall, together, constitute one and the same instrument.

     IN WITNESS WHEREOF, the said Corporation has caused this Agreement to be signed in its corporate name by its duly authorized officer, and impressed with its corporate seal, attested by its Secretary, and the said Employee has hereunto set his hand, all on the day and year first above written.

ATTEST:                                   First Savings and Loan Association of
                                          Bayonne


____________________________        By:___________________ (Seal)
      Secretary


WITNESS:


-----------------------------       ----------------------------
                                                Employee

TO:

                  FIRST SAVINGS AND LOAN ASSOCIATION OF BAYONNE


     This is a designation of beneficiary under my deferred compensation contract with the Association.

     In the event of my death, please pay any sums due under the contract to:

(Primary
Beneficiary) ____________________________________________________

My (relationship) ______________________________________________:

if living, otherwise to

(First Contingent Beneficiary) __________________________________

My (relationship) ______________________________________________.

     This designation supersedes any previous designation I may have made under my deferred compensation contract with the Association.


_________________________                 _________________________
            Date                                Signature


_________________________                 _________________________
            Date                                Witnessed By


_________________________                 _________________________
            Date                                Witnessed By

                                                ACKNOWLEDGED:
                                                First Savings and Loan
                                                Association of Bayonne

_________________________                 _________________________
            Date                                Officer